Exhibit 3.34

State of North Carolina
 Department of the Secretary of State

Limited Liability Company
 ARTICLES OF ORGANIZATION

Pursuant to §57D-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1.	The name of the limited liability company is:	LGI Homes - NC, LLC
(See Item l of the Instructions for appropriate entity designation)

2.
The name and address of each person executing these articles of organization is as follows: (State whether each person is executing these articles of organization in the capacity of a member, organizer or both. Note: This document must be signed by all persons listed.)

Elizabeth Campbell, Organizer
Robinson, Bradshaw & Hinson, P.A.
101 N. Tryon Street, Suite 1900
Charlotte, NC 28246

3.	The name of the initial registered agent is:	NC Corporate Connection, Inc.

4.	The street address and county of the initial registered agent office of the limited liability company is:

Number and Street	176 Mine Lake Court, Suite 100

City	Raleigh	State: NC Zip Code:	27615	County:	Wake

5.	The mailing address, if different from the street address, of the initial registered agent office is:

Number and Street

City	State: NC Zip Code:	County:

6.	Principal office information: (Select either a or b.)

a.	☐ The limited liability company has a principal office.

The principal office telephone number:

The street address and county of the principal office of the limited liability company is:

Number and Street

City	State:	Zip Code:	County:

CORPORATIONS DIVISION	P.O. Box 29622	RALEIGH, NC 27626-0622
(Revised January 2014)	1	(Form L-01)

Certifications 98805896-1  Reference# 13210273- Page: 2 of 3

The mailing address, if different from the street address, of the principal office of the company is:

Number and Street

City	State:	Zip Code:	County:

b.	☐The limited liability company does not have a principal office.

7.	Any other provisions which the limited liability company elects to include (e.g., the purpose of the entity) are attached.

8.	(Optional): Please provide a business e-mail address:

The Secretary of State’s Office will e-mail the business automatically at the address provided above at no ( cost when a document is filed. The e-mail provided will not be viewable on the website. For more information on why this service is offered, please see the instructions for this document.

9.	These articles will be effective upon filing, unless a future date is specified:

This is the 4th day of September, 2014.

LGI HOMES - NC, LLC
/s/ Elizabeth Campbell
Signature

Elizabeth Campbell, Organizer
Type or Print Name and Title

The below space to be used if more than one organizer or member is listed in Item #2 above.

Signature	Signature

Type and Print Name and Title	Type and Print Name and Title

Signature	Signature

Type and Print Name and Title	Type and Print Name and Title

NOTES:
1.	Filing fee is $125. This document must be filed with the Secretary of State.

CORPORATIONS DIVISION	P.O. Box 29622	RALEIGH, NC 27626-0622
(Revised January 2014)	2	(Form L-01)

Certification# 98805896-1  Reference# 13210273- Page: 3 of 3